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                                                                   EXHIBIT 14(a)


                                INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Shareholders of
AIM International Funds, Inc.:

We consent to the use of our reports on AIM International Equity Fund and AIM Global Growth Fund (series portfolios of AIM International Funds, Inc.) dated December 5, 1997 included or incorporated herein by reference.

                                                   /s/ KPMG PEAT MARWICK LLP

                                                   KPMG Peat Marwick LLP

Houston, Texas
November 12, 1998